UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 23, 2018

BOXLIGHT CORPORATION

(Exact name of registrant as specified in charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, Boxlight Corporation received notification from Mr. Robin Richards that effective immediately he is resigning as a director of the Company. Mr. Richards served on the Compensation, Nominating and Corporate Governance Committees. There were no disagreements between Mr. Richards and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Mr. Richards stepped down to pursue other business interests.

The Company is in the process of identifying a new independent director to fill the vacancy on the Board of Directors created as a result of Mr. Richard’s resignation. At such time that a new director is appointed the Company will file another Current Report on Form 8-K to announce such appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

By:	/s/ Sheri Lofgren
Name:	Sheri Lofgren
Title:	Chief Financial Officer

Dated: March 01, 2018

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